UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):      May 26, 2016

ANIXTER INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	94-1658138
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Commission File Number: 001-10212

2301 Patriot Blvd.
Glenview, Illinois 60026
(224) 521-8000
(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders was held on May 26, 2016. In connection with the meeting, proxies were solicited pursuant to the Securities and Exchange Act of 1934. The following are the voting results on proposals considered and voted upon at the meeting, all of which were described in the Company’s 2016 Proxy Statement filed on April 20, 2016.

(1) The Directors of the Company were elected as follows:

	VOTES
	FOR	AGAINST	ABSTAINED	BROKER NON-VOTES
Lord James Blyth	29,496,180	731,867	5,774	1,479,000
Frederic F. Brace	30,154,661	73,678	5,482	1,479,000
Linda Walker Bynoe	29,561,017	667,756	5,048	1,479,000
Robert J. Eck	30,156,651	71,569	5,601	1,479,000
Robert W. Grubbs	30,149,739	78,888	5,194	1,479,000
F. Philip Handy	29,505,902	722,252	5,667	1,479,000
Melvyn N. Klein	29,491,884	736,416	5,521	1,479,000
George Muñoz	30,150,009	78,149	5,663	1,479,000
Scott R. Peppet	30,166,794	61,365	5,662	1,479,000
Valarie L. Sheppard	30,168,510	60,048	5,263	1,479,000
Stuart M. Sloan	29,507,522	720,842	5,457	1,479,000
Samuel Zell	29,337,279	891,207	5,335	1,479,000

(2) An advisory proposal on the compensation of the Company’s named executive officers was approved by a vote of 29,336,476 shares “for” and 881,718 shares “against” with 15,627 shares abstaining. There were 1,479,000 broker non-votes.

(3) The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year 2016 by a vote of 31,483,224 shares “for” and 223,679 shares “against” with 5,918 shares abstaining.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ANIXTER INTERNATIONAL INC.

May 31, 2016	By: /s/ Theodore A. Dosch
Theodore A. Dosch
Executive Vice President - Finance
and Chief Financial Officer